SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 31, 2010

AULTRA GOLD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1980, Sherbrooke Street West, Suite 1100 Montreal, Quebec		H3H 1E8
(Address of Principal Executive Offices)		(Zip Code)

(514) 931-9990
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Registrant is filing this Amendment to the Form 8-K filed on December 22, 2010 since the disclosure and exhibit contained an error indicating that the royalty for net smelter returns was one and one-half percent (1.5%)(the “Royalty”).  The disclosure and exhibit should have stated the Royalty was two and one-half percent (2.5%).

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2010, Aultra Gold, Inc. (the “Company” or the “Registrant”) entered into the  Montclerg Property- Property Sale Agreement (the “Agreement”) with Lam Chan Tho (“Tho”).  Pursuant to the Agreement, the Company acquired all of the interests in certain mineral claims owned by Tho in consideration for five million shares of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), and payment of a royalty of two and one-half percent (2.5%)of the net smelter returns, as further described in the Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor is sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits: The disclosures set forth under Item 9.01 (a) and (b) are incorporated by reference into this Item 9.01 (d).

Exhibit #	Description
10.1	Form of Montclerg Property- Property Sale Agreement

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

AULTRA GOLD, INC.

Date: December 31, 2010	By:	/s/ Robert Vivian
Name: Robert Vivian
Title: President and Chief Executive Officer